POWER OF ATTORNEY

      Know all by these presents that Roger Meltzer, does hereby make, constitute and appoint each of Kristy Meringolo, Andrew Burchill and Cindy Sidor, or any one of them, as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (in the undersigned's individual capacity), to execute and deliver such forms that the undersigned may be required to file with the U.S.
Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of The Hain Celestial Group, Inc. (i) pursuant to Section 16(a) of the
Securities Exchange Act of 1934, as amended, including without limitation, statements on Form
3, Form 4 and Form 5 (including any amendments thereto) and (ii) in connection with any applications or forms relating to obtaining, updating or accessing EDGAR access codes, including without limitation the Form ID.  The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to his ownership of or transactions in securities of The Hain Celestial Group, Inc., unless earlier revoked in writing. The undersigned acknowledges that Kristy Meringolo, Andrew Burchill and
Cindy Sidor are not assuming any of the undersigned's responsibilities to comply with Section
16 of the Securities Exchange Act of 1934.

By: /s/ Roger Meltzer
Roger Meltzer

Date: October 29, 2019